UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 22, 2006

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Cost Plus, Inc. (the “Company”) adopted the Fiscal 2006 Management Incentive Plan (the “Plan”), a copy of which is filed with this Report as Exhibit 10.1. Pursuant to the Plan, the Company’s officers, as defined in the Plan, may receive performance-based compensation based on the Company’s achievement of specified financial targets and in some cases individual achievement of functional performance goals.

The material terms of the Plan are as follows:

•	Each officer is assigned a target award, varying by position and ranging up to 100% of base salary;

•	Financial goals are derived from a mixture of comparable store sales, return on invested capital and operating profit and are subject to Committee approval;

•	Individual goals (a) shall be objective and measurable, (b) shall relate to Company goals, (c) shall address strategic issues and (d) may be milestone-based; and

•	Awards are recommended by the CEO and approved by the Committee.

Also on February 22, 2006, the Committee adopted bonus goals under the Plan for the Company’s officers at the vice president level and above. The executive officers are eligible to receive performance-based compensation based on the achievement by the Company in fiscal 2006 of specified comparable store sales, operating profit and return on invested capital goals.

Item 1.02	Termination of a Material Definitive Agreement.

Effective March 1, 2006, the Company will terminate the Cost Plus, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is a nonqualified deferred compensation plan for certain management and highly compensated employees of the Company. The purpose of the Deferred Compensation Plan was to provide a tax-deferred capital accumulation program through the deferral of salary and bonuses as well as additional corporate contributions to a select group of participants. The amount of deferred compensation for each participant in the Deferred Compensation Plan was credited to a recordkeeping account and each participant was 100% vested in his or her entire Deferred Compensation Plan account at all times. No additional contributions will be made to the Deferred Compensation Plan after the end of the plan year on February 28, 2006, and on or about February 28, 2007, each participant’s account will be valued and shortly thereafter each participant will receive a lump sum distribution of the full value of their respective account. The Company is terminating the Deferred Compensation Plan due to the complexities and restrictions imposed on such plans by Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Fiscal 2006 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Thomas D. Willardson
Thomas D. Willardson,
Executive Vice President and Chief Financial Officer

Dated: February 28, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fiscal 2006 Management Incentive Plan.